SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CERUS CORPORATION

(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to Be Held on June 11, 2014.

CERUS CORPORATION

CERUS CORPORATION

ATTN: LORI ROLL

2550 STANWELL DRIVE

CONCORD, CA 94520

Meeting Information
Meeting Type: Annual Meeting
For holders as of: April 14, 2014
Date: June 11, 2014 Time: 9:00 a.m., PDT
Location:	CERUS CORPORATION
2550 Stanwell Drive
Concord, CA 94520
Meeting Directions: For driving directions to the meeting, please visit: www.cerus.com/About-Cerus/map-and-directions-usa/default.aspx

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

—  Before You Vote  —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
NOTICE AND PROXY STATEMENT ANNUAL REPORT ON FORM 10-K
How to View Online:
Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 28, 2014 to facilitate timely delivery.

— How To Vote —
Please Choose One of the Following Voting Methods

Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow     (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Directors recommends you vote “FOR” all of the nominees for director set forth in Proposal 1 and “FOR” Proposals 2, 3 and 4.
1.	To elect the following three nominees for director to the Board of Directors of the Company to hold office until the 2017 Annual Meeting of Stockholders.
Nominees:
01) Timothy B. Anderson
02) Bruce C. Cozadd
03) William M. Greenman
2.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 112,500,000 shares to 225,000,000 shares.
3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the accompanying proxy statement.
4.

To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2014.

Although the Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting, if any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the proxy to vote on those matters in accordance with their best judgment.

To: The Stockholders of Record of Cerus Corporation as of the Close of Business on April 14, 2014

Notice of Proposed Amendment to Amended and Restated Certificate of Incorporation

In accordance with Section 242 of the General Corporation Law of the State of Delaware, Cerus Corporation (the “Company”) hereby provides notice that it is submitting the approval of an amendment (the “Amendment”) to the Company’s Amended and Restated Certificate of Incorporation (Proposal No. 2) to a vote of its stockholders at the Company’s 2014 Annual Meeting of Stockholders to be held on June 11, 2014.

The Company’s Amended and Restated Certificate of Incorporation currently authorizes the issuance of up to 117,500,000 shares of capital stock, consisting of 112,500,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. If approved, the Amendment would increase the number of authorized shares of the Company’s common stock from 112,500,000 shares to 225,000,000 shares. An increase in the number of authorized shares of the Company’s common stock to 225,000,000 shares will also increase the Company’s total authorized capitalization to 230,000,000 shares of capital stock, which includes the Company’s previously authorized 5,000,000 shares of preferred stock.

This summary is qualified in its entirety by reference to Proposal No. 2 in the Company’s proxy statement for the 2014 Annual Meeting of Stockholders and Appendix A thereto. You are urged to read the Company’s proxy statement by accessing a copy of the proxy statement by following the instructions in this Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 11, 2014.